GAS TRANSPORTATION AGREEMENT

BY AND BETWEEN

TOP GATHERING LLC

A COLORADO LIMITED LIABILITY COMPANY

(“TRANSPORTER”)

AND

NATURAL GAS FUEL COMPANY, INC.

A COLORADO CORPORATION

(“SHIPPER”)

DATED AND EFFECTIVE

OCTOBER 15, 2001

Gas Transportation Agreement

THIS AGREEMENT made effective this 15th day of October 2001, by and between TOP Gathering LLC a Colorado Limited Liability Company (“Transporter”) and Natural Gas Fuel Company, Inc. (“Shipper”), a Colorado corporation.

Recitals

WHEREAS, Transporter will construct certain Facilities capable of accepting Gas at the Receipt Point(s) and redelivering Thermally Equivalent volumes of Gas, less Fuel and Shrinkage, to the Fort Union natural gas pipeline; and

WHEREAS, Shipper is desirous of using the Facilities to transport Gas which it has the right to purchase from DNR and Gas which it may in the future have the right to acquire; and

WHEREAS, Transporter is willing to perform transportation services on behalf of Shipper, subject to the terms and conditions hereof.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties do hereby agree as follows:

SECTION I

Definitions

As used herein, the following terms shall have the meanings set forth below:

"Area of Mutual Interest" or "AMI" shall have the meaning set forth in Section X

"Bcf" shall mean one billion cubic feet of Gas.

"Btu" shall mean British Thermal Unit and, where appropriate, the plural thereof, and the term, "MMBtu," shall mean one million (1,000,000) Btus.

"Day" shall mean a period of twenty-four (24) consecutive hours beginning and ending at 9:00 a.m. Mountain Daylight or Standard time (whichever is in effect).  "Day" may, for the purpose of chart changing of field charts, be extended to a period covered by the chart.

“Delivery Point(s) shall mean the point(s) described on the attached Exhibit A at the Facilities of the Interconnecting Pipeline.

"DNR" shall mean DNR Oil & Gas, Inc.

"DNR Gas Purchase Agreement" shall have the meaning set forth in Section II.A.

"DNR Dedication" shall have the meaning set forth in Section X.B.

“Fuel” shall mean the actual Mcfs of Gas used or consumed as fuel in the operation of the Facilities and transportation of the Gas.

"Facilities" shall have the meaning set forth in Section II.B.

"Gas" shall mean natural gas, including coal bed methane, as produced in its natural state that meets the quality standards contained in Section VIII hereof.

“Interconnecting Pipeline” shall mean the Fort Union natural gas pipeline.

"Mcf" shall mean one thousand (1,000) cubic feet of Gas.

"Month" shall mean a period beginning on the first (1st) Day of the calendar month and extending to the first (1st) Day of the following calendar month.

“Receipt Point(s)” shall mean the inlet of Transporter’s compressor(s) located in Section 18, T-46N, R-72W, Campbell County, Wyoming, as set forth on Exhibit B or such other points as may be agreed to by the parties.

"Recovery Date" shall have the meaning set forth in Article II of the Operating Agreement of TOP Gathering, LLC, of even date herewith.

"Shipper's Purchasers" shall have the meaning set forth in Section IX.B.

"Shrinkage" shall mean the reduction on the quantity of the Gas flowing through the Facilities that results from leaks, venting, metering inaccuracies and other physical and operational circumstances including the natural condensation of heavy hydrocarbons.

"Thermally Equivalent", shall mean an equal amount of heating value, expressed in Btu and measured under the specifications and conditions contained hereunder.

SECTION II

DNR Agreement and Facilities

A.

DNR Gas Purchase Agreement.  Shipper and DNR have entered into a Gas Purchase Agreement of even date herewith (the "DNR Gas Purchase Agreement").  Shipper has the right to acquire Gas from DNR under the DNR Gas Purchase Agreement and Shipper hereby dedicates to this Transportation Agreement all Gas it controls or has the right to purchase under the DNR Gas Purchase Agreement and all Gas it may hereinafter have the right to acquire within the AMI set forth in the DNR Gas Purchase Agreement.

B.

Facilities.  Subject to the terms of this Agreement, in order to transport Shipper's Gas, Transporter agrees to construct or cause to be constructed, certain Facilities, which it will own and operate, consisting of pipelines, pipeline connections, valves, metering equipment, compressors, dehydration units, and associated Facilities (the “Facilities”) for the purpose of accepting Gas at the Receipt Point(s) and redelivering such Gas, less Fuel and Shrinkage, to the Delivery Point.  Transporter shall compress and dehydrate the Gas prior to redelivery at the Delivery Point within the specifications and at the pressures required by the Interconnecting Pipeline.  The parties anticipate that construction of the Facilities will be completed on or before December 1, 2001.

SECTION III

Transportation Fee

Transportation Fee.  In consideration of the services provided by Transporter hereunder, Shipper shall pay Transporter a transportation fee of $0.75 for each Mcf of Gas received by Transporter at the Receipt Point.  After Transporter has received a total of 4.5 Bcf of Gas at the Receipt Point from whatever source or the Recovery Date occurs, whichever is earlier, the transportation fee shall be reduced by $0.05 for each Mcf of Gas for every 5 BCF increment of Gas received by Transporter from Shipper thereafter.

SECTION IV

Contract Quantity, Nominations, Allocations, and Balancing

A.

Contract Quantity.  Commencing with the completion of Transporter's Facilities, the quantity of Gas which Shipper shall be obligated to deliver to Transporter and which Transporter shall be obligated to receive on behalf of Shipper shall be all Gas purchased by Shipper under the DNR Gas Purchase Agreement, provided that such quantity shall not exceed 20,000 Mcf per Day.  Upon notice by Shipper to Transporter and if Transporter determines that the quantity of Gas available for transportation justifies additional compression, transporter shall use its best efforts to install additional compressor(s).  Transporter and Shipper shall have the right to transport the Gas of other producers or shippers on a space available basis.

B.

Nominations.

1.

Shipper shall give written notice of Shipper's nomination to Transporter specifying the quantity of Gas Shipper requests under this Agreement and the date(s) upon which service is desired for each Day of the service Month.  Such nomination should reflect the service for each Receipt Point and each Delivery Point, if applicable, any imbalance correction quantities and any scheduled daily variations.  Such nomination shall also specify such information as Transporter determines is necessary in order to perform services hereunder.

2.

For Shipper’s initial nomination to be accepted for the first (1st) Day of the service Month, Shipper’s nomination must be received by Transporter on or before 10:00 a.m. Mountain Daylight or Standard Time (whichever is in effect) on the fourth (4th) work Day prior to the end of the Month preceding the service Month.

3.

Upon receipt of Shipper’s nominations, Transporter shall review and promptly notify Shipper should a discrepancy exist between Shipper’s nominated volumes and volumes confirmed by the Interconnecting Pipeline for Shipper at the Delivery Point(s).  If it is determined that Shipper is responsible for the discrepancy, it shall be the Shipper’s responsibility to correct the discrepancy and timely re-nominate the corrected volumes.  If the discrepancy is not resolved, the nominated volume will be considered to be the lower of the volume initially nominated by the Shipper or the volume confirmed by the Interconnecting Pipeline.

4.

Shipper shall have the right, on or after the first (1st) Day of the service Month, to submit a new nomination or revise its existing nomination for any Day during the service Month (Day two (2) to the last Day) upon at least twenty-four (24) hours written notice, or lesser period acceptable to Transporter, prior to the Day service is requested to commence; provided such nomination is received by Transporter prior to 10:00 a.m. Mountain Daylight or Standard Time (whichever is applicable) on the Day prior to the effective date of the nomination.  Such new or revised nomination shall be scheduled and implemented by Transporter on a prospective basis only and shall specify Shipper’s anticipated service requirements for the remainder of the service Month.

5.

Revised nominations shall be scheduled and implemented by Transporter to the extent and only to the extent that Transporter is able to confirm the receipt and delivery of such Gas at the Receipt Point(s) and Delivery Point(s).

6.

Shipper will designate a person whose responsibility will be to notify Transporter, in accordance with these procedures.

C.

Balancing.  Transporter will deliver to the Delivery Point(s) on a daily basis, volumes Thermally Equivalent to volumes received, less applicable Fuel and Shrinkage.  Imbalances that may occur between the volumes of Gas received at the Receipt Point(s) hereunder by Transporter and the volumes of Gas delivered at the Delivery Point(s) hereunder by Transporter shall be corrected in the manner described herein.  All Gas delivered to the Receipt Point(s) or Delivery Point hereunder on each Day shall be delivered at uniform rates as constant as practicable throughout such Day.

1.

If Shipper is advised by any downstream transporter to reduce or suspend deliveries for transportation, Shipper shall immediately notify Transporter orally, and shall confirm such notification in writing, of such reduction or suspension, and adjust its nominations at Receipt and/or Delivery Point(s) in order to maintain a balanced position.

2.

Shipper shall be responsible for and shall bear any penalties imposed, claims made, or judgments (collectively called "Liability") obtained by either (a) downstream transporters for imbalances between Receipt Point(s) and Delivery Point(s) (unless Transporter causes such imbalances) or (b) well operators or well interest owners for production imbalances among the interest owners in a well.  Shipper shall indemnify and hold Transporter harmless from all such Liability set out above, including court costs and reasonable attorney fees unless such Liability is found to be the direct result of Transporter's negligence.

2.

Prior to initiating corrective action, absent conditions threatening the integrity of the Facilities, Transporter will provide to Shipper information regarding any imbalance situation that has occurred or may occur unless corrective action is taken, and Shipper shall adjust nominations at Receipt and/or Delivery Point(s) in order to maintain a balanced position.  If Shipper believes such information is inaccurate, it shall immediately provide Transporter the information it believes to be contrary to Transporter's conclusion for verification prior to corrective action.

3.

Nothing in this section shall limit Transporter's right to take action as may be required to adjust receipts and deliveries of Gas, including suspending transportation service in order to alleviate conditions that threaten the integrity of the Facilities.

A.

Curtailment of Transportation Service.  On any Day when Shipper’s confirmed nomination for transportation service exceeds the available capacity of Transporter’s Facilities for any reason whatsoever, including, but not limited to reasons of force majeure and periods of normal and routine maintenance (which maintenance shall be conducted in a commercially timely manner), Transporter shall, without liability for damages to Shipper, interrupt or curtail transportation services.  In such instances it shall be the responsibility of the Shipper to notify the Interconnecting Pipeline of any change to the confirmed nominations.

B.

Imbalances.  Transporter shall issue written imbalance notices to Shipper monthly, reflecting the previous Month’s difference, if any, between the total MMBtus of Shipper’s Gas received at the Receipt Point(s), less Fuel and Shrinkage, and the total MMBtus of Shipper’s Gas delivered by Transporter at the Delivery Point(s).  If an imbalance exists during the previous Month, such imbalance shall be eliminated during the Month next following the Month in which the imbalance occurred.

SECTION I

Receipt and Delivery Pressures

A.

All Gas delivered by Shipper shall be delivered at pressures sufficient to enter Transporter's Facilities at the working pressures maintained at the Receipt Point(s) from time to time.  Transporter agrees to operate the Facilities in such a manner as to keep inlet suction pressure at less than 5 pounds.

B.

All Gas delivered hereunder by Transporter at the Delivery Point(s) shall be delivered at pressures sufficient to enter such designated Delivery Point(s) not to exceed 1440 pounds per square inch gauge.

SECTION II

Measurement

A.

The Gas delivered to the Receipt and Delivery Point(s) shall be measured with meters constructed and installed in accordance with the provisions of ANSI-API 2530-AGA-3, latest revision as adopted by Transporter.

B.

The volumes of Gas measured hereunder shall be calculated in accordance with specifications prescribed by ANSI-API 2530-AGA-3, latest revision as adopted by Transporter.  The orifice thermal expansion, manometer and gauge location factors described in ANSI-API 2350 shall be set equal to one (1) for volume measurement calculations made hereunder.

C.

For purposes under this Agreement, the gross heating value of and the number of Btus contained in the Gas shall mean, and be measured in terms of, the gross number of Btus produced by the combustion, at a constant pressure, of the amount of Gas which would occupy a volume of one (1) cubic foot at a temperature of sixty (60) degrees Fahrenheit on a water-free basis at a pressure of 14.73 psa with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of Gas and air and when the water formed by combustion is condensed to the liquid state.  The value so determined shall be adjusted to reflect actual conditions of pressure and temperature on a dry basis.

D.

The temperature of the Gas shall be determined by a recording thermometer so installed that it will record the temperature of the Gas flowing through the meters.  The average of the record to the nearest one-degree (1º) Fahrenheit, obtained while Gas is being delivered, shall be the applicable flowing Gas temperature for the period under consideration.

E.

The gross heating value, specific gravity, carbon dioxide, nitrogen and hydrocarbon content of the Gas delivered to the Receipt Point(s) or Delivery Point(s) shall be determined by the use of an on-line chromatograph or by a chromatographic analysis of the Gas obtained by a continuous sample or spot sampling method.

F.

Adjustment for the effect of super compressibility shall be made according to the provisions of the latest version of either NX-19 or AGA Committee Report No. 8, as required by Paragraph A. of this section and as adopted by Transporter, for the average conditions of pressure, flowing temperature, and specific gravity at which the Gas was measured during the period under consideration and with the proportionate values each of carbon dioxide, nitrogen and other applicable constituent(s) in the Gas delivered included in the computation of the applicable super compressibility factors.

G.

If at any time during the term hereof a new method or technique is developed with respect to Gas measurement or the determination of the factors used in such Gas measurement, such new method or technique may be substituted for the Gas measurement set forth in this Section on the date such method or technique is adopted by Transporter.

SECTION III

Measuring Equipment and Testing

A.

Installation and Operation.  The construction, ownership, operation and maintenance of any measuring facilities necessary to accomplish the receipt of Gas by Transporter at the Receipt Point(s) and the delivery of Gas for the account of Shipper at the Delivery Point(s) shall be the responsibility of Transporter.  Each party shall at all reasonable times have access to the premises of the other for inspections, insofar as such premises are connected with any matter or thing covered hereby.  The operation of measuring equipment, changing of charts and/or collection of information, shall be done only by the employees or agents of Transporter at the Receipt Point(s) and the Delivery Point(s).

B.

Testing and Repair of Equipment.

1.

Each of the parties shall keep their own measuring equipment accurate and in repair, making such periodic tests to verify the condition of meter tubes, orifice plates, and chart recorders or flow computers.  The parties agree to give each other or their designee seven (7) calendar Days notice prior to tests of the measuring equipment so that, if desired, each party may have its representative present.  The parties shall have the right to challenge the accuracy of the equipment of any other party, and when challenged, the equipment shall be tested, calibrated and, if required, repaired by the challenged party.  The cost of such special test shall be borne by the challenged party if the inaccuracy is found to cause the total measured Mcf or Btu, as applicable, during a Month to be more than two percent (2%) of such total measured Mcf or Btu but if the inaccuracy is found to cause the total measured Mcf or Btu during a Month to be two percent (2%) or less of such total measured Mcf or Btu, the cost of such special test shall be borne by the challenging party.  If upon any equipment test, the inaccuracy and all prior inaccuracies, resulting from other equipment tests during the same period, are found to cause the total measured Mcf or Btu, as applicable, during a Month to be in excess of two percent (2%) of such total measured Mcf or Btu and the total measurement adjustment during a Month is greater than 100 Mcf or 100 MMBtu, then the registrations thereof shall be corrected for a period extending back to the time such inaccuracy occurred, if such time is ascertainable; and if such time is not ascertainable, then back one-half (1/2) of the time elapsed since the last date of equipment calibration.  If upon any equipment test the inaccuracy and the inaccuracies from other equipment tests covering the same period are found to cause the total measured Mcf or Btu during a Month to be less than two percent (2%) of such total measured Mcf, BTU or the total measurement adjustment during a Month is less than 100 Mcf or 100 MMBtu, as applicable, then, the operator of the measuring equipment, at its sole option, may cause the registrations thereof to be corrected for a period extending back to the time such inaccuracy occurred, if such time is ascertainable, and if such time not ascertainable, then back one-half (1/2) of the time elapsed since the last date of calibration.  Any measuring equipment found to be measuring inaccurately in any percentage shall be adjusted at once to measure accurately.

2.

If, for any reason, the meter(s) are out of service or out of repair so that the amount of Gas received and/or delivered cannot be ascertained or computed from the readings thereof, the Gas received and/or delivered during the period such meter(s) are out of service or out of repair shall be estimated and agreed upon by the parties hereto by the use of the first applicable of the following methods:

a.

By comparative utilization of any like check measuring equipment installed by DNR or Shipper, if such check measuring equipment can be proven and verified to be measuring accurately; or

b.

By computing the error if the percentage of error is ascertainable by calibration, test or mathematical calculation; or

c.

By estimating the quantity received and/or delivered by reference to actual receipts and/or deliveries during preceding periods under similar conditions when Transporter's measuring equipment was registering accurately.

C.

Inspection of Charts and Records.  The charts and records from the measuring equipment shall remain the property of Transporter and shall be kept on file for a period of time not less than two (2) years from the end of the calendar year in which the charts and records were generated or prepared.  At any time within such period, upon written request by Shipper, records and/or charts from the measuring equipment, together with calculations there from, will be submitted for Shipper's inspection and verification subject to return to Transporter within thirty (30) Days from receipt thereof.  Shipper shall retain its charts and records for the same period of time as Transporter's obligation under this paragraph.

D.

Telemetering.  The parties shall each have the right, but not the obligation, to install and operate telemetering equipment it deems necessary to carry out Supervisory Control and Data Acquisition (SCADA) or other operational needs at any Receipt and/or Delivery Point(s) contemplated hereunder, provided Transporter's normal operations are not impeded.

SECTION IV

Quality

The Gas delivered to the Delivery Point(s) hereunder shall be of the quality existing in Transporter's line at the time of delivery.  The Gas delivered to the Receipt Point(s) hereunder:

A.

Shall not contain more than one-fourth (1/4) grain of hydrogen sulfide per one hundred (100) cubic feet as determined by quantitative methods in general use in the industry.

B.

Shall not contain more than five (5) grains of total sulphur per one hundred (100) cubic feet as determined by quantitative methods in general use in the industry.

C.

Shall, unless otherwise mutually agreed to in writing, not contain in excess of:

1.

One percent (1%) by volume of carbon dioxide.

2.

0.01 percent (One hundred parts per million) by volume of oxygen.

3.

Two percent (2%) by volume of nitrogen.

D.

Shall be free of liquid-phase water.

E.

Shall not contain less than the minimum Btu content specified by the Interconnecting Pipeline.  In the event that the total heating value of Shipper’s Gas falls below the specified minimum Btu per cubic foot and the Interconnecting Pipeline curtails Transporter's delivery on the basis of heating value, Transporter shall have the right to refuse to accept said Gas unless Shipper can provide, in writing, a waiver of such Btu content requirement from the Interconnecting Pipeline.  Notice by either Transporter or the Interconnecting Pipeline as to a change in Btu specifications on the Interconnecting Pipeline shall serve as notice by Transporter and such change will be effective on Transporter on the same date as the Interconnecting Pipeline.

F.

Shall, in addition to meeting the above specifications, be commercially free from dust, gum, gum-forming constituents, or all other liquid or solid matter that might become separated from the Gas in the course of transportation through pipelines or interfere with its merchantability.

G.

Shall not be considered acceptable if the temperature is below a minimum temperature of forty degrees (40º) Fahrenheit or above a maximum temperature of one hundred twenty degrees (120º) Fahrenheit.

Transporter, at its option, may accept Gas that does not meet all of the above specified quality standards so long as the Interconnecting Pipeline will accept such Gas.  Transporter may refuse to accept any Gas it deems harmful to its operations.

SECTION V

Billing, Payments, Taxes, and Records

A.

Billings.

1.

For the purpose of billing and accounting for the Gas delivered hereunder, the Day shall begin at 9:00 a.m. Mountain Daylight or Standard time (whichever is in effect) and extend to 9:00 a.m. the following Day, and the Month shall begin at 9:00 a.m. Mountain Daylight or Standard time on the first Day of the calendar Month and extend to 9:00 a.m. on the first Day of the following calendar Month.

2.

On or before the fifteenth (15th) Day of each calendar Month, Transporter shall render or cause to be rendered, by mail or facsimile, to Shipper an invoice of the amount due for the preceding Month, which invoice shall include the actual metered volumes in Mcf, gross heating value and total MMBtus measured at the Receipt Point(s) and Delivery Point(s), Fuel and Shrinkage, and the total amount due Transporter  for transportation hereunder during such Month.  Billings for volumes transported shall be determined on a dry basis.  In computing the amounts due, Transporter may utilize estimates of the quantity of Gas received from or delivered for the account of Shipper during a Month, in place of actual quantities when actual quantities are not reasonably available; provided that adjustments shall be made in later statements for differences between such estimated and actual quantities.  When information necessary for billing purposes is in the control of Shipper, or Shipper’s downstream pipeline or purchaser, Shipper shall furnish such information to Transporter on or before the fifth (5th) Day of the calendar Month.

B.

Payment.  Shipper shall arrange for the purchaser(s) to whom Shipper sells the Gas transported hereunder ("Shipper's Purchasers") to make payment of all amounts due for transportation hereunder directly to Transporter, including all interest under Section IX.C below.  Payment from Shipper's Purchasers to Transporter shall be by wire transfer or check so that funds are available to Transporter on or before the twenty-fifth (25th) Day of each Month for all amounts due for transportation during the preceding Month.

C.

Late Payment.  In the event Shipper's Purchasers or Shipper shall fail to pay any amount due Transporter when the same is due, Transporter shall have the option of accruing interest on the unpaid portion at a rate equal to the lower of (i) the then-effective prime rate of interest published under “Money Rates” by the Wall Street Journal, plus two percent per annum from the date due to the date of payment; or (ii) the maximum rate of interest permitted by law with adjustments in such rate, for any period during which the same shall be overdue, such interest to be paid when the amount past due is paid.  Shipper shall not be responsible for interest on any amount which is in good faith disputed in writing by Shipper and is ultimately determined to be in error; provided, however, interest shall be due if such amount is found not to be in error.  If a portion of an invoice is disputed, the portion of the invoice not in dispute shall be timely paid.  If such failure to pay continues for thirty (30) Days after the payment due date, Transporter may suspend deliveries of Gas, subject to Transporter providing forty-eight (48) hours written notice, during normal working hours, of such intention to suspend deliveries; provided, however that if Shipper, in good faith, disputes the amount of any such bill or part thereof and pays to Transporter such amounts as Shipper concedes to be correct, and furnishes and maintains a good and sufficient surety bond in an amount and with sureties satisfactory to Transporter conditioned upon the payment of any amounts ultimately found due upon such bills after a final determination, then Transporter shall not be entitled to suspend further delivery due to failure to pay such bills.  In the event Transporter pursues collection on any late payment, Shipper shall be liable for all expenses and costs, including court costs and attorney fees, incurred as a result of such failure to timely pay.

D.

Tax Reimbursement.  In the event that any new tax is levied upon Transporter with respect to the transportation services performed hereunder, Transporter shall provide Shipper written notice of such levy and Shipper shall be responsible for and reimburse Transporter for all new taxes.  A new tax shall include any tax (other than ad valorem, income or excess profit taxes), license, fee or charge hereafter levied, assessed or made by any governmental authority on the Gas itself or on the act, right or privilege of producing, severing, gathering, transporting, handling, selling or delivering Gas which is measured by the volume, value, or sales price of the Gas.

E.

Examination of Books,  Each party shall have the right during reasonable working hours to examine the books, records and charts of the other party to the extent necessary to verify the accuracy of any statement, payment calculations or determinations made pursuant to the provisions contained herein.  The accuracy of any statement, payment calculations or determinations made pursuant to the provisions contained herein shall be conclusively presumed to be correct after two (2) years from the end of the calendar year in which the charts and records were generated or prepared if not challenged in writing prior thereto.  If any such examination shall reveal, or if a party shall discover, any error in its own or the other party's statements, payment calculations or determinations, then proper adjustment and correction thereof shall be made as promptly as practicable thereafter.

SECTION VI

Area of Mutual Interest and Dedication

A.

DNR AMI.  Shipper and DNR have agreed to an AMI as a part of the DNR Gas Purchase Agreement covering the same area as identified on Exhibit C hereto and providing Shipper the right to purchase all Coal Bed Methane (CBM) gas produced within the AMI which DNR owns or controls, or may hereinafter acquire.

B.

Shipper's Grant to Transportation.  Shipper hereby commits and dedicates to the performance of this Agreement and grants to Transporter the right to transport under this Agreement all Coal Bed Methane (CBM) gas which DNR has dedicated to NGFC under the DNR Gas Purchase Agreement (the "DNR Dedication") or Shipper has the right to acquire under the DNR Gas Purchase Agreement, covering the lands set forth on Exhibit C for the life of the DNR Dedication.  The AMI established herein covers any additional interests in coal bed methane Gas production acquired by Shipper under the DNR Gas Purchase Agreement, whether by oil and gas lease, coal bed methane lease or agreement, mineral interest, interest, royalty, overriding royalty or otherwise within the AMI.  All Gas subject to the AMI shall be tendered by written notice from Shipper to Transporter and Transporter shall have sixty (60) days to advise Shipper whether it elects to extend its transportation facilities to transport such Gas hereunder.

SECTION VII

Term

A.

Term of Agreement.  This Agreement shall be effective as of October 15, 2001 and shall remain in effect for the life of the DNR Dedication.

B.

Unprofitability.  Notwithstanding any other provision of this Agreement to the contrary, if the continued operation of the Facilities becomes unprofitable for Transporter, in its sole opinion, then Transporter shall have the right to refuse or cease taking Gas from Shipper and may terminate this Agreement and thereby be discharged of any liability hereunder, by giving Shipper thirty (30) Days written notice. During the 30-day notice period, Shipper and Transporter may either renegotiate transportation rates or negotiate for a sale of the Facilities by Transporter to Shipper.

SECTION VIII

Possession, Indemnity and Non-Odorization of Gas

A.

Possession.  Shipper shall be in exclusive control and possession of the Gas and responsible for any damage or injury caused thereby until the same shall have been received by Transporter on behalf of Seller at the Receipt Point(s) and after delivery of the Gas for the account of Shipper at the Delivery Point(s).  After delivery of Gas by Shipper to Transporter at the Receipt Point(s), and until redelivery by Transporter to Shipper or Shipper’s designee at the Delivery Point(s), Transporter shall be in exclusive control and possession thereof and responsible for any injury or damage caused thereby.  The Receipt and Delivery Point(s) hereunder shall be deemed to be located at the flanges connecting the facilities owned by Transporter with those facilities owned, leased or used by DNR, Shipper or the Interconnecting Pipeline for the receipt and delivery of Gas hereunder.

B.

Indemnity.  Shipper shall indemnify, defend, and hold Transporter harmless from and against all loss, cost, and expense, including court costs, reasonable attorney’s fees and costs of settlement, for any claims, suits, judgments, demands, actions, or liabilities growing out of DNR’s or Shipper’s operation of the equipment, pipelines, and other facilities and appurtenances of either DNR or Shipper, or arising before the Gas passes through the Receipt Point(s).  Transporter shall indemnify, defend, and hold Shipper harmless from and against all loss, cost, expense, including court costs, reasonable attorney’s fees and costs of settlement, for any claims, suits, judgments, demands, actions, or liabilities growing out of Transporter’s operation of it’s equipment, pipelines, and other facilities and appurtenances, or arising after the Gas passes through the Receipt Point(s) and prior to delivery of the Gas to the Delivery Point(s).

C.

Gas Not Odorized.  Each party expressly notifies the other parties that the Gas delivered to the Receipt Point(s) and Delivery Point(s) hereunder is not odorized.  In the event that a party, at its own election or pursuant to laws, orders, rules or regulations of any governmental body having jurisdiction, elects or is required to odorize the Gas deliverable hereunder, then such party shall give prior written notice to the other parties of its intention to odorize such Gas.

SECTION IX

Warranty of Right to Deliver

Each party hereto warrants to the other that at the time of delivery to the Receipt Point(s) or Delivery Point(s) of Gas hereunder it will have good title or the good right to deliver such Gas, and that such Gas shall be free and clear of all liens and adverse claims; and each party agrees, with respect to the Gas delivered by it, to indemnify the others against all suits, actions, debts, accounts, damages, costs (including attorney's fees), losses and expenses arising from or out of any adverse claims of any and all persons to or against said Gas.

SECTION X

Government Regulations

A.

Present and Future Laws.  All of the provisions of this Agreement are hereby expressly made subject to all present and future applicable federal or state laws, orders, rules and regulations of governmental authorities having jurisdiction.  Except as otherwise provided herein, in the event this Agreement or any provision thereof is found to be inconsistent with or contrary to any law, order, rule or regulation, the latter shall be deemed to control, and this Agreement, to the extent possible, shall be regarded as modified accordingly and as so modified shall continue in full force and effect.

B.

Exempt from FERC Regulation.  The parties hereto recognize that Transporter has entered into this Agreement in the good faith understanding that all acts, obligations, and services performed or to be performed by Transporter hereunder, and the charges therefore, are exempt from the regulation of FERC or any successor federal governmental authority.

SECTION XI

Force Majeure

A.

In the event of a party being rendered unable, wholly or in part, by reason of force majeure to carry out its obligations under this Agreement (other than the obligation to make payment of amounts due hereunder), it is agreed that such party shall give notice and reasonably full particulars of such force majeure, in writing, by telegraph, facsimile, or other electronic means to the other parties within a reasonable time after the occurrence of the cause relied on, and the obligations of the party giving such notice, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer period, and such cause shall, so far as possible, be remedied with all reasonable dispatch.

B.

The parties' obligations hereunder shall also be suspended during the continuance of any force majeure situation to the extent such force majeure conditions prevent delivery of Gas for Shipper’s account.  Each party agrees that the Primary Term shall be extended for the same length of time as any force majeure situation.

C.

The term, "force majeure," as employed herein shall mean acts of God; strikes, lockouts, or other industrial disturbances; conditions arising from a change in governmental laws, orders, rules, or regulations; acts of public enemy; wars; blockades; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; storms; floods; washouts; arrests and restraints of governments and people; civil disturbances; explosions; breakage or accident to machinery or lines of pipe; the necessity for making repairs, tests, alterations, or performing maintenance to machinery or lines of pipe; freezing of wells or lines of pipe; partial or entire failure of wells, processing, or Gasification and Gas manufacturing facilities; and any other causes, whether of the kind herein enumerated or otherwise, not within the control of the party claiming suspension, and which by the exercise of due diligence, such party is unable to prevent or overcome.  Such term shall likewise include: (a) those instances where a party is required to obtain servitudes, rights-of-way, grants, permits or licenses to enable such party to fulfill its obligations under this Agreement; the inability of such party to acquire or the delays on the part of such party in acquiring, at reasonable costs, and after the exercise of reasonable diligence, such servitudes, rights-of-way, grants, permits, or licenses, (b) those instances where a party is required to furnish materials and supplies for the purpose of constructing or maintaining facilities or is required to secure permits or permissions from any governmental agency to enable such party to fulfill its obligations under  this  Agreement, the inability of such party to acquire, or the delays on the part of such party in acquiring, at reasonable costs, and after the exercise of reasonable diligence, such material and supplies, permits and permissions, and (c) in those instances in which Transporter utilizes facilities of another entity or entities to transport Gas under this Agreement, the failure of such other entity or entities to transport such Gas.  Force majeure shall not include failure of Gas supply due to pricing considerations.

D.

It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing party when such course is inadvisable in the discretion of the party having the difficulty.

E.

Notwithstanding the foregoing, it is specifically understood and agreed by the parties hereto that force majeure shall in no way terminate the parties' obligations to pay for the transportation of or to balance volumes of Gas received and delivered hereunder.

SECTION XII

Notices

All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when delivered personally or three (3) business Days following deposit in the United States mail, certified mail, return receipt requested, or one (1) business Day following delivery to recognized overnight courier service, or upon transmittal by facsimile, in each such case postage or charges prepaid and addressed as follows:

TO:

SHIPPER:

Natural Gas Fuel Company, Inc.

621 Seventeenth Street, Suite 1450

Denver, CO  80291

Attn:  Kevin P. Norris

Phone:  (303) 298-7880

Fax:  (303) 298-7881

TO:

TRANSPORTER

TOP Gathering LLC

621 Seventeenth Street, Suite 1450

Denver, CO  80291

Attn:  Kevin P. Norris

Phone:  (303) 298-7880

Fax:  (303) 298-7881

SECTION XIII

Creditworthiness

Transporter shall not be required to commence service or to continue to provide service under this Agreement if Shipper fails to arrange for direct payment to Transporter by Shipper's Purchasers.

SECTION XIV

Miscellaneous

A.

Headings and Subheadings.  The headings and subheadings contained in this Agreement are used solely for convenience and do not constitute a part of the Agreement between the parties, nor should they be used to aid in any manner in construing this Agreement.

B.

Non-Waiver of Future Defaults.  No waiver by a party of any one or more defaults by the other in the performance of any provisions of this Agreement will operate or be construed as a waiver of any future default or defaults.

C.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties, but no assignment shall relieve any party of its obligations unless such party is expressly released in writing from said obligations by the parties to which it is obligated.

D.

Non-Waiver.  The waiver of any default or right to require performance under this Agreement shall not operate as a waiver of any future default or right to require performance, whether of like or different character or nature.

E.

GISB.  The Gas Industry Standards Board ("GISB") has and will continue to issue standards to which interstate pipelines must comply.  To the extent that a standard affects the operation of the Agreement, Transporter shall have the right, upon notice to Shipper, to modify the terms and conditions of this Agreement to conform this Agreement to such GISB standard; provided, however, that no change to any commercial term of this Agreement shall be effective without Shipper's consent.

F.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming excluding any conflicts of law, rule, or principle that might refer such construction to the laws of another state.

G.

Counterparts and Facsimiles.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  A facsimile transmission or telecopy of an original signature shall be deemed an original signature.

IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

SHIPPER:

NATURAL GAS FUEL COMPANY, INC.

By:

It's _____________________________

TRANSPORTER:

TOP GATHERING LLC

By:

It's ___________________________

EXHIBIT A

DELIVERY POINT(S)

Wildhorse Interconnect

Section 28, Township 46 North, Range 73 West

Campbell County Wyoming

EXHIBIT A

GAS TRANSPORTATION AGREEMENT

EXHIBIT B

RECEIPT POINT(S)

Buff Compressor Station

Section 18, Township 46 North, Range 72 West,

Campbell County Wyoming

EXHIBIT B

GAS TRANSPORTATION AGREEMENT

EXHIBIT C

GAS TRANSPORTATION AGREEMENT

EXHIBIT C

AREA OF MUTUAL INTEREST

The AMI shall be comprised of the following acreage within the Buff Prospect

Lease W-37074

W/2 NW/4 Section 12, Township 46 North, Range 73 West

SE/4 NW/4 Section 12, Township 46 North, Range 73 West

W/2 SE/4 Section 12, Township 46 North, Range 73 West

SW/4 Section 7, Township 46 North, Range 72 West

NW/4 Section 19, Township 46 North, Range 72 West

Lindsey Fee

E/2 Section 13, Township 46 North, Range 73 West

W/2 Section 18, Township 46 North, Range 72 West

Lease W-015454

SE/4 Section 7, Township 46 North, Range 72 West

NE/4 Section 18, Township 46 North, Range 72 West

Ohman Fee (Non-Operated)

SE/4 Section 18, Township 46 North, Range 72 West

NE/4 Section 19, Township 46 North, Range 72 West